Exhibit 10.2
SECOND 2008 AMENDED AND RESTATED
REVOLVING NOTE
$9,500,000.00
St. Louis, Missouri
December 1, 2008
     FOR VALUE RECEIVED, the undersigned, SYNERGETICS, INC., a Missouri corporation, and SYNERGETICS USA, INC., a Delaware corporation (individually, a “Borrower” and together, the “Borrowers”), hereby jointly and severally promise to pay on the Termination Date to the order of Regions Bank (the “Lender”), at its main office in St. Louis, Missouri, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Million Five Hundred Thousand and 00/100 ($9,500,000.00) or, if less, the aggregate unpaid principal amount of all Advances and Swing Line Loans made by the Lender to the Borrowers under the Credit Agreement (defined below), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of March 13, 2006, as heretofore amended by First Amendment dated as of September 26, 2006, by Second Amendment dated as of December 8, 2006, by Third Amendment dated as of June 7, 2007, by Fourth Amendment dated as of January 31, 2008, and by Fifth Amendment (“Fifth Amendment”) of even date herewith (as so amended, the “Credit Agreement”) by and among the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.
     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Second 2008 Amended and Restated Revolving Note referred to in the Fifth Amendment. This Note evidences not only all Advances of Lender under the Revolving Credit Facility but also all Swing Line Loans made by Lender pursuant to Section 2.1A of the Credit Agreement.
     This Note, among other things, is secured pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.
     The Borrowers hereby agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.
     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.
     This Note shall be governed by the internal substantive laws of the State of Missouri, without regard for its conflicts-of-law principles.

     This Note is a replacement for, but not a novation or refinancing of: (A) the Revolving Note dated as of September 26, 2006, as amended by Amended and Restated Revolving Note dated as of December 8, 2006, by Borrowers payable to the order of Lender; (B) the Revolving Note dated as of September 26, 2006, as amended by Amended and Restated Revolving Note dated as of December 8, 2006, by Amended and Restated Revolving Note dated as of June 7, 2007, by Borrowers payable to the order of Wachovia Bank National Association, which Note was purchased by Lender and by 2008 Amended and Restated Revolving Note dated as of January 31, 2008. This Note does not evidence or effect a release, or relinquishment of the priority, of the security interests in any Collateral (as defined in the Credit Agreement).
     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWERS) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING (THIS NOTE, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS REFERRED TO THEREIN), WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWERS: SYNERGETICS, INC.
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

and SYNERGETICS USA INC.
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

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